EXHIBIT 99.1

MoSys, Inc. Reports First Quarter 2016 Financial Results

SANTA CLARA, Calif., May 06, 2016 (GLOBE NEWSWIRE) -- MoSys, Inc. (NASDAQ:MOSY), a leader in semiconductor solutions that enable fast, intelligent data access for network and communications systems, today reported financial results for the first quarter ended March 31, 2016.

First Quarter Overview

  Shipped Bandwidth Engine® 2 in production volumes to multiple customers;
  Demonstrated Bandwidth Engine 3 interoperability with industry-leading FPGA devices that target next-generation networking and data center systems;
  Introduced and demonstrated new members of the LineSpeed™ Flex 100G PHY product family with extended reach capability; and
  Launched new MoSys® Programmable Search Engine product family that allows customers to develop optimal user-defined search functions for 100G and higher networking systems.

“First quarter revenue reflects continued ramping of Bandwidth Engine shipments to multiple customers, including our Tier 1 customer to whom we shipped the first deliveries from scheduled 2016 backlog,“ commented Len Perham, president and CEO of MoSys. “We secured additional design wins for both our Bandwidth Engine and LineSpeed product lines with new customers, as we continue to expand our customer base. While our expected 2016 revenue ramp will be driven by current production products, we continue to sample our LineSpeed Flex products and have received strong interest in our Bandwidth Engine 3 and recently announced Programmable Search Engine products, all of which provide opportunities for future growth.”

Mr. Perham continued, “During the quarter, we began to benefit from our restructuring and other cost reduction initiatives, which realigned resources and expenses while maintaining customer support and core product development activity. 2016 is a pivotal year for MoSys, as we strive to increase revenue, expand our product portfolio, add to our design win base, reduce costs and win additional new customers. We anticipate Bandwidth Engine 2 being our primary revenue driver during 2016 as more design wins ramp into production. Although still early in the year, we are encouraged by the progress towards our goals and expect to gain additional momentum throughout the remainder of the year.”

Total net revenue for the first quarter of 2016 was $1.5 million, compared with $1.6 million in the previous quarter and $0.8 million in the first quarter of 2015. Product revenue in the first quarter was $1.1 million, consistent with the fourth quarter of 2015 and compared with $0.2 million in the year ago period. Royalty and other revenue for the first quarter of 2016 was $0.3 million, compared with $0.5 million in the previous quarter and $0.6 million in the first quarter of 2015.

Gross margin for the first quarter of 2016 was 41 percent, compared with 45 percent in the fourth quarter of 2015 and 69 percent for the first quarter of 2015. The sequential decrease in gross margin was primarily due to reduced royalty revenue.

Total operating expenses on a GAAP basis for the first quarter of 2016 were $7.4 million, compared with $7.2 million in the fourth quarter of 2015 and $8.5 million in the year-ago period. First quarter 2016 operating expenses included a one-time restructuring charge of $0.7 million and stock-based compensation and amortization of intangible assets expenses of $0.6 million.

GAAP net loss for the first quarter of 2016 was $6.9 million, or ($0.10) per share, including the restructuring charges, stock-based compensation and amortization expenses.  This compares with a net loss of $6.5 million, or ($0.10) per share, in the previous quarter and a net loss of $8.0 million, or ($0.15) per share, for the first quarter of 2015. Non-GAAP net loss for the first quarter of 2016 was $5.6 million, or ($0.08) per share, which excludes the restructuring charges, amortization of intangible assets and stock-based compensation expense. Earnings per share for the first quarter of 2016 were computed using approximately 65.7 million weighted shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

As of March 31, 2016, cash and investments totaled $20.9 million, which included $7.9 million in net cash proceeds from the Company’s first quarter sale of 10% Senior Secured Convertible Notes in a private placement transaction.

Financial Results Webcast / Conference Call
MoSys will host a conference call and webcast with investors today at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss the first quarter 2016 financial results. Investors and other interested parties may access the call by dialing 1-855-779-0042 in the U.S. (+1-631-485-4856 outside of the U.S.) and entering the pass code 89160146 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 1-855-859-2056 in the U.S. (+1-404-537-3406 outside of the U.S.), pass code of 89160146.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, amortization of recorded intangible assets and restructuring charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 6, 2016, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from our IC products and the Company’s future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  achieving additional IC design wins;
  commencing volume shipments of Bandwidth Engine ICs;
  the timing of customer orders and product shipments;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the Company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ:MOSY) is a fabless semiconductor company enabling leading equipment manufacturers in the networking and communications systems markets to address the continual increase in Internet users, data and services. The Company’s solutions deliver data path connectivity, speed and intelligence while eliminating data access bottlenecks on line cards and systems scaling from 100G to multi-terabits per second. Engineered and built for high-reliability carrier and enterprise applications, MoSys' Bandwidth Engine® and LineSpeed™ IC product families are based on the Company's patented high-performance, high-density intelligent access and high-speed serial interface technology, and utilize the Company's highly efficient GigaChip® Interface. MoSys is headquartered in Santa Clara, California. More information is available at www.mosys.com.

Bandwidth Engine, GigaChip and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. LineSpeed and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net Revenue
Product	$1,120	$180
Royalty and other	331	596
Total net revenue	1,451	776

Cost of Net Revenue	863	237

Gross Profit	588	539

Operating Expenses
Research and development	5,232	6,893
Selling, general and administrative	1,516	1,614
Restructuring charges	676	-
Total operating expenses	7,424	8,507

Loss from operations	(6,836)	(7,968)

Other income/(expense), net	(9)	23
Loss before income taxes	(6,845)	(7,945)

Income tax provision	20	20

Net Loss	$(6,865)	$(7,965)

Net loss per share
Basic and diluted	$(0.10)	$(0.15)

Shares used in computing net loss per share
Basic and diluted	65,675	54,282

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	December 31,
	2016	2015

Assets
Current assets:
Cash, cash equivalents and investments	$20,885	$20,238
Accounts receivable, net	798	729
Inventories	1,468	1,597
Prepaid expenses and other	903	701
Total current assets	24,054	23,265

Property and equipment, net	1,567	1,630
Goodwill	23,134	23,134
Intangible assets, net	306	334
Other assets	440	329
Total assets	$49,501	$48,692

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$358	$940
Accrued expenses and other	2,225	2,664
Total current liabilities	2,583	3,604

Notes payable	7,879	-
Other long-term liabilities	245	247
Total liabilities	10,707	3,851

Stockholders' equity	38,794	44,841

Total liabilities and stockholders’ equity	$49,501	$48,692

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2016	2015

GAAP net loss	$(6,865)	$(7,965)
Stock-based compensation expense
- Research and development	438	966
- Selling, general and administrative	167	261
Total stock-based compensation expense	605	1,227

Restructuring charges	676	-
Amortization of intangible assets	28	237

Non-GAAP net loss	$(5,556)	$(6,501)

GAAP net loss per share	$(0.10)	$(0.15)
Reconciling items
- Stock-based compensation expense	0.01	0.02
- Restructuring charges	0.01	-
- Amortization of intangible assets	-	0.01

Non-GAAP net loss per share: basic and diluted	$(0.08)	$(0.12)

Shares used in computing non-GAAP net loss per share
Basic and diluted	65,675	54,282

Contacts:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com

Beverly Twing, Sr. Acct. Manager
Shelton Group, Investor Relations
+1 (214) 272-0089
btwing@sheltongroup.com